SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 22, 2006

FIRST FINANCIAL BANCORP. (Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street Hamilton, Ohio (Address of principal executive offices)		45011 (Zip Code)
Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 1.01 Entry into a Material Definitive Agreement.
On August 22, 2006, First Financial Bancorp (the “Company”) entered into an Amended and Restated Employment and Non-Competition Agreement (the “Amended Agreement”) with Claude E. Davis, president and chief executive officer of First Financial Bancorp. The Company and Mr. Davis first entered into an Employment and Non-Competition Agreement on September 21, 2004 (the “Original Agreement”) (which Original Agreement was filed as Exhibit 10.1 to the Form 8-K filed September 24, 2004).
The following is a brief description of the revised material terms and conditions of Mr. Davis’s employment under the Amended Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K.
Mr. Davis annual base salary will be $450,000 (“Base Salary”). Mr. Davis will continue to be eligible to participate and receive additional compensation under the Company’s bonus plans. Mr. Davis will also continue to receive additional bonuses of $33,000 on each of the first three anniversaries of his commencement of employment with the Company (the “Additional Bonuses”).
If Mr. Davis’s employment is terminated by the Company without Cause (as defined in the Amended Agreement), by the Company if Mr. Davis is under a Long-Term Disability (as defined in the Amended Agreement), or by Mr. Davis for Good Reason (as defined in the Amended Agreement), Mr. Davis will be entitled to receive:
(1)	compensation equal to 24 months of his Base Salary,

(2)	a termination bonus equal to twice the target payment under the Company’s Short Term Bonus Plan for the calendar year in which the termination occurred,

(3)	any Additional Bonuses not yet paid under the Amended Agreement, and

(4)	if the termination occurs within 12 months of a Change in Control, Mr. Davis will receive a payment equal to the present value of the death benefit he would have received under the Employee Split Dollar Agreement assigned to Mr. Davis determined as if Mr. Davis died at age 75.
Following any termination, should Mr. Davis elect COBRA coverage, the Company shall pay the premiums for the first 12 months of such coverage. Mr. Davis shall also be entitled to executive outplacement assistance with an agency selected by the Company in an amount not to exceed 5% of Mr. Davis’s Base Salary.
In the event the receipt of any payment under the Amended Agreement, in combination with any other payments to Mr. Davis from the Company, will result in the payment by Mr. Davis of any excise tax under Section 280G and Section 4999 of the Internal Revenue Code, the Company will pay to Mr. Davis an additional amount equal to the amount of such excise tax and the additional federal, state and local income taxes for which Mr. Davis will be liable as a result of this additional payment.

Item 9.01 Financial Statements and Exhibits
Exhibits.

10.1	Amended and Restated Employment and Non-Competition Agreement between First Financial Bancorp and Claude E. Davis dated August 22, 2006.

Form 8-K	First Financial Bancorp.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall J. Franklin Hall Senior Vice President and Chief Financial Officer
Date: August 28, 2006

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment and Non-Competition Agreement between First Financial Bancorp and Claude E. Davis dated August 22, 2006.